Exhibit 99.1

Contacts:	Roy I. Lamoreaux	Al Swanson
	Director, Investor Relations	Executive Vice President, CFO
	713/646-4222 — 800/564-3036	713/646-4455 — 800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports

Strong Second-Quarter 2011 Results

(Houston — August 3, 2011) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income attributable to Plains of $225 million, or $1.13 per diluted limited partner unit, for the second quarter of 2011 as compared to net income attributable to Plains for the second quarter of 2010 of $131 million, or $0.65 per diluted limited partner unit. The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $367 million for the second quarter of 2011, compared with reported EBITDA of $259 million for the second quarter of 2010.

The Partnership’s reported results include the impact of items that affect comparability between reporting periods. These items are excluded from adjusted results, as detailed in the table below. Accordingly, the Partnership’s second-quarter 2011 adjusted net income attributable to Plains, adjusted net income per diluted limited partner unit and adjusted EBITDA were $224 million, $1.12 and $366 million, respectively, as compared to respective measures for the second quarter 2010 of $120 million, $0.57 and $248 million. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for discussion of EBITDA and other non-GAAP financial measures and reconciliations of such measures to the comparable GAAP measures.)

“PAA delivered excellent second-quarter results, substantially exceeding the high-end of our quarterly guidance,” stated Greg L. Armstrong, Chairman & CEO of Plains All American.  “All three of our segments performed well, with notably strong execution in our supply and logistics segment.”

“As a result of our solid first-half performance and favorable outlook for the second-half of the year, we increased the mid-point of our 2011 adjusted EBITDA guidance to $1.384 billion.  This represents a 13% increase over the initial 2011 guidance of $1.225 billion we provided at the beginning of the year,” said Armstrong.  “Additionally, we ended the second quarter with a strong balance sheet, solid credit metrics and approximately $2.2 billion of committed liquidity.”

The following table summarizes selected items that the Partnership believes impact comparability of financial results between reporting periods (amounts in millions, except per unit amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Selected Items Impacting Comparability - Income / (Loss) (1):
Equity compensation expense (2)	$(20)	$(9)	$(33)	$(24)
Gains from other derivative activities	21	22	41	41
Net loss on early repayment of senior notes	—	—	(23)	—
Other (3)	—	(2)	(3)	(3)
Selected items impacting comparability of net income attributable to Plains	1	11	(18)	14
Less: GP 2% portion of selected items impacting comparability	—	—	—	—
LP 98% portion of selected items impacting comparability	$1	$11	$(18)	$14

Impact to basic net income per limited partner unit	$0.02	$0.08	$(0.12)	$0.10
Impact to diluted net income per limited partner unit	$0.01	$0.08	$(0.12)	$0.11

(1) Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

(2) Equity compensation expense for both the three and six months ended June 30, 2011 and 2010 excludes the portion of equity compensation expense represented by grants under our Long-term Incentive Plans (“LTIPs”) that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.

(3) Includes other immaterial selected items impacting comparability such as those impacting our subsidiary, PAA Natural Gas Storage, L.P., as well as the noncontrolling interests' portion of selected items.

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The following tables present certain selected financial information by segment for the second quarter (amounts in millions):

	Three Months Ended			Three Months Ended
	June 30, 2011			June 30, 2010
			Supply &			Supply &
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$290	$164	$8,586	$259	$121	$5,901
Purchases and related costs (1)	(31)	(20)	(8,330)	(18)	(5)	(5,773)
Field operating costs (excluding equity compensation expense) (1)	(106)	(43)	(73)	(88)	(34)	(49)
Equity compensation expense - operations	(2)	—	(1)	(2)	—	—
Segment G&A expenses (excluding equity compensation expense) (2)	(16)	(10)	(23)	(17)	(9)	(18)
Equity compensation expense - general and administrative	(11)	(5)	(8)	(5)	(3)	(4)
Equity earnings in unconsolidated entities	4	—	—	1	—	—
Reported segment profit	$128	$86	$151	$130	$70	$57

Selected items impacting comparability of segment profit:
Equity compensation expense (3)	9	5	6	5	2	2
Gains from other derivative activities	—	—	(21)	—	—	(20)
Other	—	—	—	—	—	1
Subtotal	9	5	(15)	5	2	(17)
Segment profit excluding selected items impacting comparability	$137	$91	$136	$135	$72	$40

Maintenance capital	$17	$7	$3	$15	$5	$2

	Six Months Ended			Six Months Ended
	June 30, 2011			June 30, 2010
			Supply &			Supply &
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$564	$325	$16,022	$509	$235	$11,814
Purchases and related costs (1)	(54)	(43)	(15,535)	(35)	(12)	(11,522)
Field operating costs (excluding equity compensation expense) (1)	(196)	(83)	(141)	(170)	(68)	(94)
Equity compensation expense - operations	(5)	(1)	(1)	(4)	(1)	(1)
Segment G&A expenses (excluding equity compensation expense) (2)	(32)	(25)	(47)	(33)	(20)	(37)
Equity compensation expense - general and administrative	(17)	(9)	(13)	(12)	(5)	(10)
Equity earnings in unconsolidated entities	5	—	—	2	—	—
Reported segment profit	$265	$164	$285	$257	$129	$150

Selected items impacting comparability of segment profit:
Equity compensation expense (3)	15	8	10	12	5	7
Gains from other derivative activities	—	—	(42)	—	—	(38)
Other	—	5	—	—	—	1
Subtotal	15	13	(32)	12	5	(30)
Segment profit excluding selected items impacting comparability	$280	$177	$253	$269	$134	$120

Maintenance capital	$35	$10	$7	$22	$8	$3

(1) Includes intersegment amounts.

(2) Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time.  The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period. Includes acquisition-related expenses in the Facilities segment for the 2011 period.

(3) Equity compensation expense for both the three and six months ended June 30, 2011 and 2010 excludes the portion of equity compensation expense represented by grants under our Long-term Incentive Plans (“LTIPs”) that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

Adjusted segment profit for the Transportation segment for the second quarter of 2011 increased 2% over comparable 2010 results, primarily due to higher pipeline loss allowance, tariff and trucking revenues, partially offset by higher field operating expenses.  Second quarter 2011 results were negatively impacted by a crude oil release and associated downtime on the Rainbow pipeline.  The Partnership estimates the total second quarter 2011 lost revenue and expense impact  from the Rainbow incident was approximately $23 million, after giving effect to estimated net insurance recoveries.

Adjusted segment profit for the Facilities segment for the second quarter of 2011 increased 26% over comparable 2010 results, primarily due to capacity increases from organic growth capital projects and the Southern Pines acquisition.

Adjusted segment profit for the Supply and Logistics segment for the second quarter of 2011 increased 240% over comparable 2010 results due to a combination of higher lease gathering volumes and margins and favorable crude oil quality differentials and market structure. These items were partially offset by higher operating and general and administrative expenses.

The Partnership’s basic weighted average units outstanding for the second quarter of 2011 totaled 149 million (150 million diluted) as compared to 136 million (137 million diluted) in last year’s second quarter. On June 30, 2011, the Partnership had approximately 149 million units outstanding, long-term debt of approximately $5.0 billion ($500 million of which supports hedged inventory) and an adjusted long-term debt-to-total capitalization ratio of 44%.

The Partnership has declared a quarterly distribution of $0.9825 per unit ($3.93 per unit on an annualized basis) payable August 12, 2011 on its outstanding limited partner units. This distribution represents an increase of approximately 4.2% over the quarterly distribution paid in August 2010 and an increase of approximately 1.3% from the quarterly distribution paid in May 2011.

The Partnership will hold a conference call at 11:00 AM (Eastern) on Thursday, August 4, 2011 (see link below for details).  Prior to this conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the third quarter and full year of 2011. A copy of the Form 8-K will be available on the Partnership’s website at www.paalp.com.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with GAAP, management uses additional measures that are known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future. These measures include adjusted EBITDA and implied distributable cash flow (“DCF”).

Management believes that the presentation of such additional financial measures provides useful information to investors regarding our performance and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide additional information about our core operating performance and ability to generate and distribute cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) present measurements that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) the mark-to-market of derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), (iii) items that are not indicative of our core operating results and business outlook and/or (iv) other items that we believe should be excluded in understanding our core operating performance. We have defined all such items as “Selected Items Impacting Comparability.” These additional financial measures are reconciled from the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, our consolidated financial statements and footnotes.

Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

A reconciliation of EBITDA to net income and EBITDA to cash flows from operating activities for the periods presented are included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliations” link on the Investor Relations page.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things, failure to implement or capitalize on planned internal growth projects; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the effectiveness of our risk management activities; unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof); environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline systems; shortages or cost increases of supplies, materials or labor; the availability of adequate third-party production volumes for transportation and marketing in the areas in which we operate and other factors that could cause declines in volumes shipped on our pipelines by us and third-party shippers, such as declines in production from existing oil and gas reserves or failure to develop additional oil and gas reserves; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; the effects of competition; interruptions in service on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; factors affecting demand for natural gas and natural gas storage services and prices; future developments and circumstances at the time distributions are declared; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products discussed in the Partnership’s filings with the Securities and Exchange Commission.

Conference Call

The Partnership will host a conference call at 11:00 AM (Eastern) on Thursday, August 4, 2011 to discuss the following items:

1.               The Partnership’s second-quarter 2011 performance;

2.               The status of major expansion projects;

3.               Capitalization and liquidity;

4.               Financial and operating guidance for the third quarter and full year 2011; and

5.               The Partnership’s outlook for the future.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Alternatively, you may access the live conference call by dialing toll free 800-230-1085. International callers should dial 612-332-0345. No password is required. You may access the slide presentation accompanying the conference call a few minutes prior to the call under the Conference Call Summaries portion of the Conference Calls tab of the Investor Relations section of PAA’s website at www.paalp.com.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial 800-475-6701, or, for international callers, 320-365-3844, and replay access code 209878.  The replay will be available beginning Thursday, August 4, 2011, at approximately 1:00 PM (Eastern) and continue until 12:59 PM (Eastern) Sunday, September 4, 2011.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products. Through its general partner interest and majority equity ownership position in PAA Natural Gas Storage, L.P. (NYSE: PNG), PAA is also engaged in the development and operation of natural gas storage facilities. PAA is headquartered in Houston, Texas.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

REVENUES	$8,859	$6,124	$16,553	$12,248

COSTS AND EXPENSES
Purchases and related costs	8,202	5,641	15,281	11,263
Field operating costs	223	171	420	334
General and administrative expenses	73	56	143	117
Depreciation and amortization	63	64	126	131
Total costs and expenses	8,561	5,932	15,970	11,845

OPERATING INCOME	298	192	583	403

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	4	1	5	2
Interest expense	(62)	(62)	(128)	(120)
Other income/(expense), net	2	2	(20)	(1)

INCOME BEFORE TAX	242	133	440	284
Current income tax benefit/(expense)	(8)	1	(18)	(1)
Deferred income tax benefit/(expense)	(1)	(1)	(4)	1

NET INCOME	233	133	418	284
Less: Net income attributable to noncontrolling interests	(8)	(2)	(10)	(2)
NET INCOME ATTRIBUTABLE TO PLAINS	$225	$131	$408	$282

NET INCOME ATTRIBUTABLE TO PLAINS:
LIMITED PARTNERS	$171	$90	$305	$201
GENERAL PARTNER	$54	$41	$103	$81

BASIC NET INCOME PER LIMITED PARTNER UNIT	$1.14	$0.65	$2.04	$1.45

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$1.13	$0.65	$2.03	$1.45

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	149	136	146	136

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	150	137	147	137

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

OPERATING DATA (1)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Transportation activities (Average Daily Volumes in thousands of barrels):
Tariff activities
All American	35	43	35	41
Basin	425	369	426	363
Capline	187	246	187	203
Line 63/Line 2000	122	112	108	111
Salt Lake City Area Systems (2)	138	136	137	132
Permian Basin Area Systems (2)	404	387	398	376
Manito	66	60	67	60
Rainbow	122	198	151	195
Rangeland	57	54	55	51
Refined products	97	126	97	121
Other	1,292	1,256	1,264	1,193
Tariff activities total	2,945	2,987	2,925	2,846
Trucking	104	95	101	92
Transportation activities total	3,049	3,082	3,026	2,938

Facilities activities (Average Monthly Volumes):
Crude oil, refined products and LPG storage (average monthly capacity in millions of barrels)	69	61	68	60
Natural gas storage (average monthly capacity in billions of cubic feet)	75	49	67	45
LPG processing (average throughput in thousands of barrels per day)	15	14	13	13
Facilities activities total (average monthly capacity in millions of barrels) (3)	82	70	80	68

Supply & Logistics activities (Average Daily Volumes in thousands of barrels):
Crude oil lease gathering purchases	722	618	722	610
LPG sales	65	56	108	95
Waterborne cargos	31	74	28	73
Supply & Logistics activities total	818	748	858	778

(1) Volumes associated with acquisitions represent total volumes for the number of days or months (dependent on the calculation) we actually owned the assets divided by the number of days or months in the period.

(2) The aggregate of multiple systems in the respective areas.

(3) Facilities total is calculated as the sum of: (i) crude oil, refined products and LPG storage capacity; (ii) natural gas capacity divided by 6 to account for the 6:1 mcf of gas to crude Btu equivalent ratio and further divided by 1,000 to convert to monthly volumes in millions; and (iii) LPG processing volumes multiplied by the number of days in the period and divided by the number of months in the period.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In millions)

	June 30,	December 31,
	2011	2010
ASSETS
Current assets	$4,633	$4,381
Property and equipment, net	7,276	6,691
Goodwill	1,692	1,376
Linefill and base gas	549	519
Long-term inventory	136	154
Investments in unconsolidated entities	195	200
Other, net	432	382
Total assets	$14,913	$13,703

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$3,983	$4,215
Senior notes, net of unamortized discount	4,761	4,363
Long-term debt under credit facilities and other	234	268
Other long-term liabilities and deferred credits	252	284
Total liabilities	9,230	9,130

Partners’ capital excluding noncontrolling interests	5,150	4,342
Noncontrolling interests	533	231
Total partners’ capital	5,683	4,573
Total liabilities and partners’ capital	$14,913	$13,703

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CREDIT RATIOS

(In millions)

			June 30,
	June 30,		2011
	2011	Adjustment (1)	Adjusted
Short-term debt	$536	$500	$1,036
Long-term debt	4,995	(500)	4,495
Total debt	$5,531	$—	$5,531

Long-term debt	4,995	(500)	4,495
Partners’ capital	5,683	—	5,683
Total book capitalization	$10,678	$(500)	$10,178
Total book capitalization, including short-term debt	$11,214	$—	$11,214

Long-term debt to total book capitalization	47%		44%
Total debt to total book capitalization, including short-term debt	49%		49%

			December 31,
	December 31,		2010
	2010	Adjustment (1)	Adjusted
Short-term debt	$1,326	$466	$1,792
Long-term debt	4,631	(466)	4,165
Total debt	$5,957	$—	$5,957

Long-term debt	4,631	(466)	4,165
Partners’ capital	4,573	—	4,573
Total book capitalization	$9,204	$(466)	$8,738
Total book capitalization, including short-term debt	$10,530	$—	$10,530

Long-term debt to total book capitalization	50%		48%
Total debt to total book capitalization, including short-term debt	57%		57%

(1) The adjustment represents the portion of the $500 million, 4.25% senior notes due September 2012 that has been used to fund hedged inventory and would be classified as short-term debt if funded on our credit facilities.  These notes were issued in July 2009 and the proceeds are being used to supplement capital available from our hedged inventory facility.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(In millions, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Numerator for basic and diluted earnings per limited partner unit:
Net Income Attributable to Plains	$225	$131	$408	$282
Less: General partner’s incentive distribution paid (1)	(50)	(39)	(97)	(77)
Subtotal	175	92	311	205
Less: General partner 2% ownership (1)	(4)	(2)	(6)	(4)
Net income available to limited partners	171	90	305	201
Adjustment in accordance with application of the two-class method for MLPs (1)	(1)	(1)	(6)	(3)
Net income available to limited partners in accordance with application of the two-class method for MLPs (1)	$170	$89	$299	$198

Denominator:
Basic weighted average number of limited partner units outstanding	149	136	146	136
Effect of dilutive securities:
Weighted average LTIP units	1	1	1	1
Diluted weighted average number of limited partner units outstanding	150	137	147	137

Basic net income per limited partner unit	$1.14	$0.65	$2.04	$1.45

Diluted net income per limited partner unit	$1.13	$0.65	$2.03	$1.45

(1) We calculate net income available to limited partners based on the distribution paid during the current quarter (including the incentive distribution interest in excess of the 2% general partner interest).  However, FASB guidance requires that the distribution pertaining to the current period’s net income, which is to be paid in the subsequent quarter, be utilized in the earnings per unit calculation.  After adjusting for this distribution, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner and limited partners in accordance with the contractual terms of the partnership agreement for earnings per unit calculation purposes.  We reflect the impact of the difference in (i) the distribution utilized and (ii) the calculation of the excess 2% general partner interest as the “Adjustment in accordance with application of the two-class method for MLPs.”

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income to earnings before interest, taxes, depreciation and amortization (“EBITDA”) and excluding selected items impacting comparability (“Adjusted EBITDA”) reconciliations
Net Income	$233	$133	$418	$284
Add: Interest expense	62	62	128	120
Add: Income tax expense	9	—	22	—
Add: Depreciation and amortization	63	64	126	131
EBITDA	367	259	694	535
Selected items impacting comparability of EBITDA	(1)	(11)	20	(14)
Adjusted EBITDA	$366	$248	$714	$521

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Adjusted EBITDA to Implied Distributable Cash Flow (“DCF”)
Adjusted EBITDA	$366	$248	$714	$521
Interest expense	(62)	(62)	(128)	(120)
Maintenance capital	(27)	(22)	(52)	(33)
Current income tax expense	(8)	1	(18)	(1)
Equity earnings in unconsolidated entities, net of distributions	1	—	6	1
Distributions to noncontrolling interests (1)	(11)	(4)	(23)	(5)
Insurance deductible related to property damage incident	—	—	(1)	—
Implied DCF	$259	$161	$498	$363

(1)  Includes distributions that pertain to the current quarter’s net income and are to be paid in the subsequent quarter.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Cash flow from operating activities reconciliation
EBITDA	$367	$259	$694	$535
Current income tax expense	(8)	1	(18)	(1)
Interest expense	(62)	(62)	(128)	(120)
Net change in assets and liabilities, net of acquisitions	(6)	(319)	378	(164)
Other items to reconcile to cash flows from operating activities:
Equity compensation expense	27	14	46	33
Net cash provided by / (used in) operating activities	$318	$(107)	$972	$283

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In millions, except per unit data) (continued)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income and earnings per limited partner unit excluding selected items impacting comparability

Net Income Attributable to Plains	$225	$131	$408	$282
Selected items impacting comparability of net income attributable to Plains	(1)	(11)	18	(14)
Adjusted Net Income Attributable to Plains	$224	$120	$426	$268

Net income available to limited partners in accordance with application of the two-class method for MLPs	$170	$89	$299	$198
Limited partners’ 98% of selected items impacting comparability	(1)	(11)	18	(14)
Adjusted limited partners’ net income	$169	$78	$317	$184

Adjusted basic net income per limited partner unit	$1.12	$0.57	$2.16	$1.35

Adjusted diluted net income per limited partner unit	$1.12	$0.57	$2.15	$1.34

Basic weighted average units outstanding	149	136	146	136

Diluted weighted average units outstanding	150	137	147	137

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036